Exhibit 99.1
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RUSH STREET INTERACTIVE ANNOUNCES SECOND QUARTER 2026 RESULTS AND RAISES FULL YEAR GUIDANCE

- Record Quarterly Revenue of $393.8 Million, up 46% Year-over-Year -
- Record Quarterly Net Income of $29.3 Million -
- Record Quarterly Adjusted EBITDA of $64.6 Million, up 61% Year-over-Year -
- Monthly-Active-User Growth of 64% in North American Online Casino Markets -
- Raising Full Year 2026 Revenue and Adjusted EBITDA Guidance -

CHICAGO – July 29, 2026 – Rush Street Interactive, Inc. (NYSE: RSI) (“RSI”), a leading online casino and sports betting company in the United States and the rest of the Americas, today announced financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Highlights

•Revenue was $393.8 million, a new quarterly record and an increase of 46%, compared to $269.2 million during the second quarter of 2025.
•Net income was $29.3 million, a new quarterly record, compared to $28.8 million during the second quarter of 2025.
•Adjusted EBITDA1 was $64.6 million, a new quarterly record and an increase of 61%, compared to $40.2 million during the second quarter of 2025.
•Adjusted sales and marketing expense1 was $48.6 million, representing 12.3% of revenue.
•Monthly Active Users (“MAU”) totaled approximately 949,000, an increase of 58% compared to the second quarter of 2025.
◦MAUs in North America were approximately 296,000, an increase of 51% year-over-year, driven by 64% year-over-year growth in online casino markets.
◦MAUs in Latin America (which includes Mexico) were approximately 653,000, an increase of 62% year-over-year.
•Average Revenue per Monthly Active User (“ARPMAU”) in North America was $320 during the second quarter of 2026 while ARPMAU in Latin America was $55.

Richard Schwartz, Chief Executive Officer of RSI, said, "We delivered another record quarter, setting all-time highs once again for revenue and Adjusted EBITDA, driven by continued share gains in online casino and our sports betting markets benefiting from the World Cup.”

“Our casino-first strategy continues to be the foundation of our business, with online casino representing 72% of our revenue this quarter. Player growth remained strong, with North American MAUs growing 51% year-over-year and Latin America MAUs growing 62% year-over-year. We were also pleased to have successfully launched online casino and online sports in Alberta earlier this month, and we are encouraged by the early trends we are seeing there.”

“Looking ahead, we are confident in the strength and durability of our business. We're executing well across our core markets, we're off to a strong start in Alberta, and we continue to see meaningful long-term opportunities ahead of us. We remain committed to delivering exceptional
1 This is a non-GAAP financial measure. Please see “Non-GAAP Financial Measures” for more information about this non-GAAP financial measure and “Reconciliations of GAAP to Non-GAAP Financial Measures” for any applicable reconciliation of the most comparable measure calculated in accordance with GAAP to this non-GAAP financial measure.

player experiences, which, in turn, should continue to create long-term value for our shareholders.”

Guidance

The Company is raising its Revenue and Adjusted EBITDA1 guidance for the full year ending December 31, 2026.

Revenue for full year 2026 is now expected to be in the range of $1,560 and $1,600 million, representing year-over-year growth of 38% to 41%.

Adjusted EBITDA for full year 2026 is now expected to be in the range of $245 and $265 million, representing year-over-year growth of 59% to 72%.

These guidance ranges reflect our confidence in the underlying strength of our business, while incorporating prudent assumptions about market maturation and competitive dynamics. Additional assumptions include that (i) only operations in live jurisdictions as of today’s date are included, and (ii) RSI continues to operate in markets in which it is live today under similar tax structures, including the temporary emergency 16% tax decree in Colombia.

Earnings Conference Call and Webcast Details

RSI will host a conference call and audio webcast to discuss the second quarter 2026 financial results today at 6:00 p.m. Eastern Time (5:00 p.m. Central Time). A question-and-answer session will follow the prepared remarks.

The conference call may be accessed by dialing 1-833-461-5787 (Toll Free) or 1-585-542-9983 (Local). For international callers, please reference https://help.events.q4inc.com/eahc/international-dial-in-numbers. The conference call access code is 182025772.

A live audio webcast of the earnings conference call may be accessed on RSI’s website at ir.rushstreetinteractive.com, along with a copy of this press release and an investor slide presentation. The audio webcast and investor slide presentation will be available on RSI’s investor relations website until at least August 31, 2026.

About Rush Street Interactive

RSI is a trusted online gaming and sports entertainment company focused on markets in the United States, Canada and Latin America. Founded in 2012 by gaming industry veterans, RSI was an early entrant in many regulated jurisdictions. Through its brands, BetRivers, PlaySugarHouse and RushBet, it currently offers real-money mobile and online operations in fifteen U.S. states: New Jersey, Pennsylvania, Indiana, Colorado, Illinois, Iowa, Michigan, Virginia, West Virginia, Arizona, New York, Louisiana, Maryland, Ohio and Delaware, as well as in the regulated international markets of Colombia, Canada (Alberta and Ontario), Mexico and Peru. RSI offers, through its proprietary online gaming platform, some of the most popular online casino games and sports betting options in the United States. RSI was also the first U.S.-based online casino and sports betting operator to receive RG Check iGaming Accreditation from the Responsible Gaming Council. For more information, visit www.rushstreetinteractive.com.

Non-GAAP Financial Measures

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), this press release includes certain financial measures that are not prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Operating Costs and Expenses, Adjusted Earnings Per Share, Adjusted Net Income and Adjusted Weighted Average Common Shares Outstanding, each of which is a non-GAAP performance measure that RSI uses to supplement its results presented in accordance with GAAP. A reconciliation of each such non-GAAP financial measure to the most directly comparable GAAP financial measure can be found below. RSI believes that presentation of these non-GAAP financial measures provides useful information to investors regarding RSI’s results of operations and operating performance, as they are similar to measures reported by its public competitors and are regularly used by securities analysts, institutional investors and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

By providing full year 2026 Adjusted EBITDA guidance, RSI provided its expectation of a forward-looking non-GAAP financial measure. Information reconciling full year 2026 Adjusted EBITDA to its most directly comparable GAAP financial measure, net income (loss), is unavailable to RSI without unreasonable effort due to, among other things, the inherent difficulty in forecasting and quantifying the comparable GAAP measure and the applicable adjustments and other amounts that would be necessary for such a reconciliation, and certain of these amounts are outside of RSI’s control and may be subject to high variability or complexity. Preparation of such reconciliations would also require a forward-looking balance sheet, statement of operations and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to RSI without unreasonable effort. RSI provides a range for its Adjusted EBITDA forecast that it believes will be achieved; however, RSI cannot provide any assurance that it can predict all of the components of the Adjusted EBITDA calculation. RSI provides a forecast for Adjusted EBITDA because it believes that Adjusted EBITDA, when viewed with RSI’s results calculated in accordance with GAAP, provides useful information for the reasons noted herein. However, Adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income (loss) or cash flow from operating activities or as an indicator of operating performance or liquidity.

RSI defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, share-based compensation, adjustments for certain one-time or non-recurring items and other adjustments. Adjusted EBITDA excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Operating Costs and Expenses as RSI’s GAAP operating costs and expenses adjusted to exclude the impacts of share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Operating Costs and Expenses excludes certain expenses that are required in accordance with GAAP because certain expenses are either non-cash or are not related to our underlying business performance.

RSI defines Adjusted Earnings Per Share as Adjusted Net Income divided by Adjusted Weighted Average Common Shares Outstanding. Adjusted Net Income is defined as net income (loss) attributable to Rush Street Interactive, Inc. as used in the diluted earnings (loss) per share calculations, adjusted for the reallocation of net income (loss) attributable to non-controlling interests, share-based compensation, certain one-time or non-recurring items and other adjustments. Adjusted Weighted Average Common Shares Outstanding is defined as the weighted average number of common shares outstanding as used in the diluted earnings (loss)

per share calculation, adjusted for the assumed conversion of the non-controlling interest’s Rush Street Interactive, LP Class A units to Class A common stock of RSI on a one-to-one basis and incremental shares from assumed conversion of stock options and restricted stock units not otherwise included in the diluted earnings (loss) per share calculation.

RSI includes these non-GAAP financial measures because management uses them to evaluate RSI’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Management believes that these non-GAAP financial measures provide investors with useful information on RSI’s past financial and operating performance, enable comparison of financial results from period-to-period where certain items may vary independent of business performance, and allow for greater transparency with respect to metrics used by RSI’s management in operating our business. Management also believes these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Key Metrics

RSI provides certain key metrics, including MAUs and ARPMAU, in this press release. RSI defines MAUs as the number of unique users per month who have placed at least one real-money bet across one or more of our online casino, poker, or online sports betting offerings, and it defines ARPMAU as average revenue for the applicable period divided by the average MAUs for the same period.

The numbers RSI uses to calculate MAUs and ARPMAU are based on internal RSI data. While these numbers are based on what RSI believes to be reasonable judgments and estimates of its customer base for the applicable period of measurement, there are inherent challenges in measuring usage and engagement with respect to RSI’s online offerings across its customer base. Such challenges and limitations may also affect RSI’s understanding of certain details of its business. In addition, RSI’s key metrics and related estimates, including the definitions and calculations of the same, may differ from estimates published by third parties or from similarly titled metrics of its competitors due to differences in operations, offerings, methodology and access to information. RSI regularly reviews, and may adjust its processes for calculating, its internal metrics to improve their accuracy.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. RSI's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," “propose”, "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, statements regarding revenue and Adjusted EBITDA guidance, RSI’s future results of operations, financial condition, cash flows or profitability (whether on a GAAP or non-GAAP basis), currency fluctuations, RSI’s strategic plans and focus, anticipated or recent launches or withdrawals of RSI’s current or new offerings in existing or future jurisdictions, player growth and engagement, product initiatives, outcomes of current or future regulatory developments and the objectives of management for future operations. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside RSI's control and are difficult to predict. Factors that may cause such differences include, without limitation: changes in applicable laws and regulations, applicable taxes and tax rates; RSI’s ability to manage and sustain growth; RSI’s ability to execute its business plan, meet its projections and obtain relevant market access and/or gaming licenses; unanticipated product or service delays; new or competitive products offered by RSI’s competitors; general economic and market conditions impacting the demand for RSI’s products and services; economic and market conditions in the gaming, entertainment and leisure industry in the markets in which RSI operates; the potential adverse effects of general economic conditions, inflation and interest rates and unemployment on RSI’s liquidity, operations and personnel; and other risks and uncertainties indicated from time to time in RSI's filings with the SEC. RSI cautions that the foregoing list of factors is not exclusive. RSI cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. RSI does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Media Contacts:
Lisa Johnson
lisa@lisajohnsoncommunications.com

Investor Contact:
ir@rushstreetinteractive.com

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$393,776	$269,217	$764,137	$531,624

Operating costs and expenses
Costs of revenue	254,116	174,147	492,312	345,030
Sales and marketing	49,885	37,132	97,277	79,271
General and administrative	32,473	23,787	63,741	48,759
Depreciation and amortization	11,074	9,827	21,801	19,318
Total operating costs and expenses	347,548	244,893	675,131	492,378
Income from operations	46,228	24,324	89,006	39,246

Other income (expense)
Interest income, net	3,433	2,181	6,432	3,880
Change in tax receivable agreement liability	—	(112,692)	—	(113,037)
Total other income (expense)	3,433	(110,511)	6,432	(109,157)
Income (loss) before income taxes	49,661	(86,187)	95,438	(69,911)

Income tax expense (benefit)	20,366	(115,017)	39,932	(109,952)
Net income	29,295	28,830	55,506	40,041
Net income attributable to non-controlling interests	17,749	12,142	34,890	18,034
Net income attributable to Rush Street Interactive, Inc.	$11,546	$16,688	$20,616	$22,007

Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.10	$0.18	$0.19	$0.23
Weighted average common shares outstanding – basic	110,930,443	95,053,473	106,581,990	94,455,413
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.10	$0.12	$0.19	$0.17
Weighted average common shares outstanding – diluted	115,927,169	234,511,309	111,159,310	234,405,833

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Comprehensive Income
(Unaudited and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income	$29,295	$28,830	$55,506	$40,041

Other comprehensive income
Foreign currency translation adjustment, net of tax	8,250	1,549	10,411	6,076
Comprehensive income	37,545	30,379	65,917	46,117
Comprehensive income attributable to non-controlling interests	22,645	13,474	41,145	22,029
Comprehensive income attributable to Rush Street Interactive, Inc.	$14,900	$16,905	$24,772	$24,088

Rush Street Interactive, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited and in thousands)

	Six Months Ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$55,506	$40,041
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	21,801	19,318
Share-based compensation expense	14,009	14,911
Deferred income taxes	9,229	(122,119)
Noncash lease expense	535	481
Change in tax receivable agreement liability	—	113,037
Changes in operating assets and liabilities:
Players’ receivables	(9,270)	(5,574)
Due from affiliates	4,830	1,900
Prepaid expenses and other assets	(11,063)	(905)
Accounts payable, accrued expenses and other liabilities	(13,906)	(3,665)
Players’ liabilities	501	(2,926)
Net cash provided by operating activities	72,172	54,499

Cash flows from investing activities
Internally developed software costs	(15,703)	(13,136)
Acquisition of gaming licenses	(4,272)	(2,949)
Acquisition of other intangible assets	(2,513)	(1,409)
Proceeds from (purchases of) short-term investments	1,219	(1,029)
Purchases of property and equipment	(599)	(363)
Acquisition of developed technology	—	(225)
Net cash used in investing activities	(21,868)	(19,111)

Cash flows from financing activities
Payments for employee taxes related to shares withheld	(30,521)	(24,189)
Repurchase and retirement of Class A Common Stock	(28,800)	—
Tax distributions to non-controlling interests	(1,198)	—
Payments of tax receivable agreement liability	(1,024)	—
Proceeds from exercise of stock options	980	—
Principal payments of finance lease liabilities	(888)	(2,028)
Repurchase of Class A Common Stock	—	(7,634)
Net cash used in financing activities	(61,451)	(33,851)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	13,380	7,659

Net change in cash, cash equivalents and restricted cash	2,233	9,196
Cash, cash equivalents and restricted cash, at the beginning of the period (1)	340,504	232,756
Cash, cash equivalents and restricted cash, at the end of the period (1)	$342,737	$241,952

	Six Months Ended June 30,
	2026	2025
	(Unaudited)	(Unaudited)
Supplemental disclosure of noncash investing and financing activities:
Right-of-use assets obtained in exchange for new or modified operating lease liabilities	$—	$487
Right-of-use assets obtained in exchange for new or modified finance lease liabilities	$416	$3,326
Allocation of equity and non-controlling interests upon changes in RSILP ownership	$18,932	$3,443
Employee tax liability related to shares withheld in Other Current Liabilities	$309	$174
Investing activities in Accounts Payable and Accrued Expenses	$681	$900
Re-issuance of treasury stock under the equity compensation plan	$7,634	$—

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$30,859	$28,160
Cash paid for interest	$418	$465

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands)

Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2026	2025	2026	2025
Net income	$29,295	$28,830	$55,506	$40,041

Interest income, net	(3,433)	(2,181)	(6,432)	(3,880)
Income tax expense (benefit)	20,366	(115,017)	39,932	(109,952)
Depreciation and amortization	11,074	9,827	21,801	19,318
Share-based compensation expense	7,318	6,098	14,009	14,911
Change in tax receivable agreement liability	—	112,692	—	113,037
Adjusted EBITDA	$64,620	$40,249	$124,816	$73,475

Adjusted Operating Costs and Expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
GAAP operating costs and expenses:
Costs of revenue	$254,116	$174,147	$492,312	$345,030
Sales and marketing	49,885	37,132	97,277	79,271
General and administrative	32,473	23,787	63,741	48,759
Depreciation and amortization	11,074	9,827	21,801	19,318
Total operating costs and expenses	$347,548	$244,893	$675,131	$492,378

Non-GAAP operating cost and expense adjustments:
Costs of revenue[1]	$(82)	$(79)	$(152)	$(142)
Sales and marketing[1]	(1,306)	(955)	(2,467)	(4,279)
General and administrative[1]	(5,930)	(5,064)	(11,390)	(10,490)
Depreciation and amortization	—	—	—	—
Total non-GAAP operating cost and expense adjustments	$(7,318)	$(6,098)	$(14,009)	$(14,911)

Adjusted operating costs and expenses:
Costs of revenue	$254,034	$174,068	$492,160	$344,888
Sales and marketing	48,579	36,177	94,810	74,992
General and administrative	26,543	18,723	52,351	38,269
Depreciation and amortization	11,074	9,827	21,801	19,318
Total adjusted operating costs and expenses	$340,230	$238,795	$661,122	$477,467

1Non-GAAP Operating Costs and Expense Adjustments include Share-based compensation expense.

Rush Street Interactive, Inc.
Reconciliations of GAAP to Non-GAAP Financial Measures
(Unaudited and in thousands, except share and per share data)
Adjusted Net Income, Adjusted Weighted Average Common Shares Outstanding and Adjusted Earnings Per Share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Adjusted net income
Net income attributable to Rush Street Interactive, Inc. – basic	$11,546	$16,688	$20,616	$22,007
Effect of diluted securities:
Increase to net income attributable to non-controlling interests	—	12,142	—	18,034
Net income attributable to Rush Street Interactive, Inc. - diluted	11,546	28,830	20,616	40,041
Adjustments:
Net income attributable to non-controlling interest(1)	17,749	—	34,890	—
Share-based compensation expense	7,318	6,098	14,009	14,911
Change in tax receivable agreement liability	—	112,692	—	113,037
Deferred tax benefit associated with initial recognition of deferred tax asset	—	(121,107)	—	(121,107)
Adjusted net income	$36,613	$26,513	$69,515	$46,882

Adjusted weighted-average common shares outstanding
Weighted-average common shares outstanding – basic	110,930,443	95,053,473	106,581,990	94,455,413
Adjustments:
Incremental shares from assumed conversion of stock options and restricted stock units	4,996,726	6,163,100	4,577,320	6,272,617
Conversion of weighted-average RSILP units to Class A Common Shares	—	133,294,736	—	133,677,803
Weighted-average common shares outstanding - diluted	115,927,169	234,511,309	111,159,310	234,405,833
Adjustments:
Conversion of weighted-average RSILP units to Class A Common Shares(1)	121,081,672	—	125,108,251	—
Adjusted weighted-average common shares outstanding	237,008,841	234,511,309	236,267,561	234,405,833

Adjusted earnings per share
Earnings per common share attributable to Rush Street Interactive, Inc. – basic	$0.10	$0.18	$0.19	$0.23
Earnings per common share attributable to Rush Street Interactive, Inc. – diluted	$0.10	$0.12	$0.19	$0.17
Adjusted earnings per share	$0.15	$0.11	$0.29	$0.20
(1) Adjusted net income includes the reallocation of net income attributable to non-controlling interests that is not otherwise included in net income attributable to Rush Street Interactive, Inc. - diluted. Adjusted weighted-average common shares outstanding includes the assumed conversion of weighted-average RSILP units to Class A Common Shares that is not otherwise included in Weighted-average common shares outstanding - diluted.

Rush Street Interactive, Inc.
Condensed Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$339,910	$336,256
Restricted cash	2,827	4,248
Players’ receivables	25,385	15,859
Due from affiliates	15,117	19,947
Prepaid expenses and other current assets	41,525	30,481
Total current assets	424,764	406,791

Intangible assets, net	79,545	76,436
Property and equipment, net	6,975	7,740
Deferred tax assets, net	272,876	157,862
Other assets	9,124	9,683
Total assets	$793,284	$658,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$33,210	$41,585
Accrued expenses	95,141	81,514
Players’ liabilities	48,694	47,669
Other current liabilities	23,715	39,506
Total current liabilities	200,760	210,274

Tax receivable agreement liability, non-current	238,930	128,819
Other non-current liabilities	14,706	15,928
Total liabilities	454,396	355,021

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.0001 par value, 750,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 115,463,461 and 100,691,255 shares issued as of June 30, 2026 and December 31, 2025, respectively; 115,463,461 and 99,958,236 shares outstanding as of June 30, 2026 and December 31, 2025, respectively	12	10
Class V common stock, $0.0001 par value, 200,000,000 shares authorized as of June 30, 2026 and December 31, 2025; 116,305,345 and 129,609,532 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	12	13
Treasury stock, at cost; nil and 733,019 shares as of June 30, 2026 and December 31, 2025, respectively	—	(3,177)
Additional paid-in capital	260,716	251,579
Accumulated other comprehensive income	6,341	1,431
Accumulated deficit	(82,005)	(102,621)
Total stockholders’ equity attributable to Rush Street Interactive, Inc.	185,076	147,235

Non-controlling interests	153,812	156,256
Total stockholders’ equity	338,888	303,491
Total liabilities and stockholders’ equity	$793,284	$658,512